UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 25, 2002

                             WILLIAMS CONTROLS, INC.
               (Exact name of Company as specified in its charter)

      Delaware                      0-18083                      84-1099587
-------------------           ---------------------         --------------------

  (State or other                                           (I.R.S. Employer
  jurisdiction of             (Commission File No.)          Identification No.)
   incorporation)

                   14100 S.W. 72nd Avenue, Portland, OR 97224
                    (Address of Principal Executive Offices)

                                 (503) 684-8600
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 4.       Changes In Registrant's Certifying Accountants

Arthur Andersen LLP was previously the principal accountants for Williams Controls, Inc. On July 22, 2002, that Firm's appointment as principal accountants was terminated and KPMG LLP was engaged as principal accountants. The decision to change accountants was recommended by the Audit Committee of the Board of Directors.

In connection with the audits of the two fiscal years ended September 30, 2001 and the subsequent interim period through July 22, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Arthur Andersen LLP on the consolidated financial statements of Williams Controls, Inc. and subsidiaries as of and for the years ended September 30, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

     Arthur Andersen LLP's report on the consolidated financial statements of Williams Controls, Inc. and subsidiaries as of and for the years end September 30, 2001 and 2000, contained a separate paragraph stating "the Company has suffered recurring losses from operations, is out of compliance with its debt covenants, is in default on payment of certain debt and has significant negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note. 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern."

Subsequent to Authur Andersen's report, Williams Controls announced the completion of a series of recapitalization transactions led by American Industrial Partners, a San Francisco and New York based private equity firm. As a result of these transactions, announced on July 3, 2002, the Company is now in full compliance with all of its debt covenants and is no longer in payment default with respect to any of its obligations. The investment additionally provided liquidity to the Company and positions Williams to capitalize on future growth opportunities We have not been able to obtain a letter from Arthur Andersen LLP as required by Item 304(a)(3) of Regulation S-K. Arthur Andersen LLP has indicated that they are no longer in a position to provide such a letter.

During the two most recent fiscal years of the Company ended September 30, 2001, and the subsequent interim period through July 22, 2002, the Company did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

                                           WILLIAMS CONTROLS, INC.


Date:  July 25, 2002                       By:       /s/ DENNIS E. BUNDAY
                                                ---------------------------
                                                    Dennis E. Bunday
                                                    Chief Financial Officer